Exhibit 4.1

A BRITISH COLUMBIA COMPANY SEE REVERSE FOR CERTAIN DEFINITIONS in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia. C0000000230 | M **SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIME N75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10 200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000 RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEM ENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOU RCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD. zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****S PECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75 381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200 000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RAR E*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****SPECIMEN75381M10200000000RARE*ELEMENT SPECIMEN **075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RAR E*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD ..zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M1020000 0000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOUR CES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M 10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT *RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero**** 075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE* ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.z ero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M10200000000RARE*ELEMENT*RESOURCES*LTD.zero****075381M102000000 * * * 0 * * * Mar 27, 2025 00000000 Number Shares FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF IS THE REGISTERED HOLDER OF THIS CERTIFIES THAT Dated: The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Vancouver, BC and Toronto, ON and Computershare Trust Company, N.A in Canton, MA, Jersey City, NJ and Louisville, KY. RARE ELEMENT RESOURCES LTD. COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY) TRANSFER AGENT AND REGISTRAR COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY OF CANADA (VANCOUVER) (TORONTO) TRANSFER AGENT AND REGISTRAR OR By _____________________________ Authorized Officer By ____________________________ Authorized Officer President Director * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * CUSIP 75381M102 ISIN CA75381M1023 CSAE_LIVE_JRRQ_C01.mtl.pulls/000001/000001/i

Until the Separation Time (defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement, dated as of November 10, 2010 (the "Shareholder Rights Plan Agreement"), between Rare Element Resources Ltd. (the "Corporation") and Computershare Trust Company of Canada, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Shareholder Rights Plan Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Plan Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.